Exhibit 99.1

Enova Systems Signs Purchase Agreements with Lincoln Park Capital, LLC
Total Funding of up to $10 Million

Torrance, CA April 24, 2012 – Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a leading developer of proprietary hybrid electric and all-electric drive systems and drive system components for the emerging green commercial vehicle market, announced today that it has signed a purchase agreement on April  24, 2012 for the sale, from time to time, of $3.4 million of its common stock, including an initial investment of $250,000, with Lincoln Park Capital Fund, LLC (LPC), a Chicago-based institutional investor.  The securities LPC agreed to purchase under this purchase agreement were offered through a prospectus supplement pursuant to the Company's effective shelf registration statement and base prospectus contained therein.

In addition, Enova previously entered into a separate purchase agreement with LPC that, subject to certain conditions including the effectiveness of a registration statement to be filed with the US Securities and Exchange Commission covering the resale of the shares that may be issued to LPC, commits LPC to purchase up to $6.6 million of Enova’s common stock over a 36-month period.  LPC has no right to require any sales by Enova, but is obligated to make purchases as Enova directs in its sole discretion in accordance with the purchase agreement, which may be terminated by Enova at any time, without cost or penalty.

"We are pleased to conclude on these funding agreements with LPC which provide us flexibility to pursue our business goals," said Michael Staran, CEO of Enova. "We plan to use any proceeds from this agreement to fund current operations and implement value added initiatives”.

"As Enova looks forward to its future cash needs, we consider these LPC agreements to provide a backstop to enable Enova to continue pursuit of its business strategy" stated John Micek, CFO of Enova.

Under both agreements, there are no upper limits to the price LPC may pay to purchase Enova common stock.  Any time that Enova elects to sell shares to LPC, the pricing of that sale will be fixed pursuant to a formula that is based upon the market price of Enova common stock immediately preceding the notice to LPC without any fixed discount.   Accordingly, Enova will know on that date of notice the price per share that LPC will be required to pay.

A more detailed description of the agreements is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC on April 24, 2012 which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois.   LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.LincolnParkCapital.com.

About Enova Systems

Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
Tel: 310-527-2800
Contact: John Micek, CFO/Investor Relations

Additional Information:

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2011.